EXHIBIT 99
PRESS RELEASE OF SUPERIOR BANCORP DATED JULY 25, 2006
SUPERIOR BANCORP. EARNINGS UP 50%
          Birmingham, Alabama, July 25, 2006: Superior Bancorp. (NASDAQ-NMS: SUPR) announced today its 2006 second quarter results of operations. Superior Bancorp. reported net income for the quarter ended June 30, 2006 of $1,274,000, or $0.06 per common share, an increase of 50% from net income of $850,000, or $0.04 per common share, for the quarter ended March 31, 2006.
     Net income (loss) per common share for the periods indicated below was as follows:

	For the Three-Month Periods Ended
	June 30,		March 31,
	2006	2005	2006
	(In thousands, except per share data)
Net income (loss)	$1,274	$1,148	$850
Less:
Preferred stock dividends	—	305	—
Effect of early conversion of preferred stock	—	2,006	—

Net income (loss) available to common stockholders	$1,274	$(1,163)	$850

Net income (loss) per common share
Basic	$0.06	$(0.06)	$0.04
Diluted	$0.06	$(0.06)	$0.04
     CEO Stan Bailey stated, “Superior Bancorp. continues to make steady progress through the fundamentals of solid loan growth and improving loan quality as well as through the planned market expansions with our recently announced partnerships of Kensington Bankshares in Tampa, Florida, and Community Bancshares in North Alabama.”
     At June 30, 2006, Superior Bancorp. had total assets of $1.531 billion, compared to $1.432 billion at March 31, 2006. Loans, net of unearned income, increased $91 million, or 9.21%, to $1.081 billion at June 30, 2006 from $990 million at March 31, 2006. Deposits increased 5.78%, to $1.140 billion at June 30, 2006 from $1.078 billion at March 31, 2006. Net interest margin decreased slightly on a consecutive quarter basis, to 3.18% for the three-month period ended June 30, 2006 from 3.21% for the three-month period ended March 31, 2006.
     Non-performing assets (“NPAs”) declined to 0.52% of total loans plus NPAs as of June 30, 2006, compared to 0.56% of total loans plus NPAs as of March 31, 2006. Net charge-offs as a percentage of average loans for the quarter ended June 30, 2006 were 0.15%(annualized), compared to 0.25%(annualized) for the quarter ended March 31, 2006. The allowance for loan losses at June 30, 2006 was $12.3 million, or 1.14% of loans, net of unearned income, compared to $12.0 million, or 1.21% of loans, net of unearned income, at March 31, 2006.
          During the first quarter of 2006, Superior Bancorp. announced an agreement to acquire Kensington Bankshares, Inc. of Tampa, Florida, a $330 million community bank holding company with twelve banking locations. It is currently expected that the Kensington merger will close in the third quarter of 2006. During the second quarter of 2006, Superior Bancorp announced an agreement to acquire Community Bancshares of Blountsville, Alabama, a $576 million community bank holding company with 18 banking locations. It is currently expected that the Community merger will close in the fourth quarter of 2006.
     Superior Bancorp. is a $1.531 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp. is Superior Bank, a southeastern community federal savings bank. Superior Bank has 26 branches, with 19 locations throughout the state of Alabama and seven locations along the Florida panhandle. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.

     Upon completion of the Kensington and Community mergers, Superior Bank will become a $2.4 billion community bank with 56 offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has nine new branches planned for Northeast Alabama and Florida.
     Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp. cautions that such “forward looking statements,” wherever they occur in this document or in other statements attributable to Superior Bancorp. are necessarily estimates reflecting the judgment of Superior Bancorp.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Such “forward looking statements” should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp.’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp.; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.
     Superior Bancorp. disclaims any intent or obligation to update “forward looking statements.”
     More information on Superior Bancorp. and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:
Company Contact: Rick Gardner, Chief Operating Officer, (205) 327-3616, or Chris Gossett, Chief Accounting Officer, (205) 327-3514

Superior Bancorp. and Subsidiaries
Consolidated Statements of Financial Condition
(Dollars in Thousands)

	As of
	June 30,		December 31,
	2006	2005	2005
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$22,712	$29,651	$35,088
Interest-bearing deposits in other banks	5,191	4,769	9,772
Federal funds sold	9,055	7,595	—
Investment securities available for sale	239,608	264,178	242,595
Mortgage loans held for sale	23,142	29,822	21,355
Loans, net of unearned income	1,080,713	903,456	963,253
Less: Allowance for loan losses	(12,311)	(12,263)	(12,011)

Net loans	1,068,402	891,193	951,242

Premises and equipment, net	59,452	55,782	56,017
Accrued interest receivable	7,593	6,084	7,081
Stock in FHLB and Federal Reserve Bank	11,847	11,821	10,966
Cash surrender value of life insurance	39,841	38,614	39,169
Other assets	44,384	43,758	42,184

Total assets	$1,531,227	$1,383,267	$1,415,469

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$103,696	$95,972	$92,342
Interest-bearing	1,036,569	943,820	951,354

Total deposits	1,140,265	1,039,792	1,043,696

Advances from FHLB	201,090	146,090	181,090
Federal funds borrowed and security repurchase agreements	30,975	38,157	33,406
Notes payable	3,650	3,860	3,755
Junior subordinated debentures owed to unconsolidated subsidiary trusts	31,959	31,959	31,959
Accrued expenses and other liabilities	17,358	21,222	16,498

Total liabilities	1,425,297	1,281,080	1,310,404

Stockholders’ Equity
Common stock, par value $.001 per share; authorized 50,000,000 shares; shares issued 20,357,448, 19,805,956 and 20,221,456, respectively; outstanding 20,171,497, 19,551,411 and 19,980,261, respectively	20	20	20
Surplus	88,986	84,589	87,979
Retained earnings	23,618	20,267	21,494
Accumulated other comprehensive loss	(4,949)	(648)	(2,544)
Treasury stock, at cost	(310)	(341)	(341)
Unearned ESOP stock	(1,435)	(1,651)	(1,543)
Unearned restricted stock	—	(49)	—

Total stockholders’ equity	105,930	102,187	105,065

Total liabilities and stockholders’ equity	$1,531,227	$1,383,267	$1,415,469

Superior Bancorp. and Subsidiaries
Consolidated Statements of Operations
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended		Year Ended
	June 30		June 30		December 31
	2006	2005	2006	2005	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Interest and fees on loans	$20,254	$15,590	$38,672	$30,468	$63,895
Interest on investment securities
Taxable	2,749	2,945	5,510	5,870	11,632
Exempt from Federal income tax	90	59	167	117	246
Interest on federal funds sold	51	109	86	191	460
Interest and dividends on other investments	464	254	822	497	1,047

Total interest income	23,608	18,957	45,257	37,143	77,280

Interest expense
Interest on deposits	9,767	6,528	18,180	12,565	27,915
Interest on FHLB advances and other borrowings	2,658	1,881	5,120	3,738	7,493
Interest on subordinated debentures	770	699	1,541	1,384	2,847

Total interest expense	13,195	9,108	24,841	17,687	38,255

Net interest income	10,413	9,849	20,416	19,456	39,025

Provision for loan losses	700	1,500	1,300	2,250	3,500

Net interest income after provision for loan losses	9,713	8,349	19,116	17,206	35,525

Noninterest income
Service charges and fees on deposits	1,129	1,166	2,160	2,278	4,687
Mortgage banking income	708	762	1,238	1,208	2,558
Investment security losses	—	(68)	—	(977)	(948)
Change in fair value of derivatives	(33)	933	37	703	(325)
Increase in cash surrender value of life insurance	359	391	780	742	1,544
Insurance proceeds	—	5,000	—	5,000	5,114
Other income	664	510	1,114	987	2,067

Total noninterest income	2,827	8,694	5,329	9,941	14,697

Noninterest expense
Salaries and employee benefits	5,803	5,927	11,671	11,329	23,104
Occupancy, furniture and equipment expense	1,705	2,059	3,586	4,040	7,680
Management separation costs	—	2,961	—	15,338	15,467
Other operating expense	3,157	4,536	6,208	8,098	14,369

Total noninterest expense	10,665	15,483	21,465	38,805	60,620

Income (loss) before income taxes	1,875	1,560	2,980	(11,658)	(10,398)

Income tax expense (benefit)	601	412	856	(4,645)	(4,612)

Net income (loss)	1,274	1,148	2,124	(7,013)	(5,786)

Preferred stock dividends	—	305	—	305	305
Effect of early conversion of preferred stock	—	2,006	—	2,006	2,006

Net income (loss) available to common stockholders	$1,274	$(1,163)	$2,124	$(9,324)	$(8,097)

Basic net income (loss) per common share	$0.06	$(0.06)	$0.11	$(0.50)	$(0.42)

Diluted net income (loss) per common share	$0.06	$(0.06)	$0.10	$(0.50)	$(0.42)

Weighted average common shares outstanding	20,129	18,726	20,072	18,562	19,154
Weighted average common shares outstanding, assuming dilution	20,757	18,726	20,716	18,562	19,154

SUPERIOR BANCORP. AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands, except Per Share Data)

	As of and for the Three Months		As of and for the Six Months		As of and for the Year
	Ended June 30,		Ended June 30,		Ended December 31,
	2006	2005	2006	2005	2005
Selected Average Balances :
Total assets	$1,468,775	$1,402,071	$1,444,537	$1,418,673	$1,403,193
Loans, net of unearned income	1,029,415	923,648	1,003,705	931,663	929,262
Mortgage loans held for sale	18,414	21,759	18,533	17,963	17,950
Investment securities	248,148	258,492	250,242	270,802	262,595
Total interest-earning assets	1,319,213	1,241,321	1,294,932	1,259,116	1,246,830
Noninterest-bearing deposits	93,705	92,120	92,583	93,792	93,564
Interest-bearing deposits	1,010,693	968,465	987,864	978,742	972,918
Advances from FHLB	174,497	146,090	175,040	147,692	147,145
Federal funds borrowed and security repurchase agreements	34,113	40,134	33,402	44,715	25,226
Junior subordinated debentures owed to unconsolidated subsidiary trusts	31,959	31,959	31,959	31,959	31,959
Total interest-bearing liabilities	1,254,930	1,190,537	1,231,960	1,207,024	1,192,174
Stockholders’ Equity	105,477	101,058	105,418	100,987	101,804

Per Share Data:
Net income (loss) — basic (1)	$0.06	$(0.06)	$0.11	$(0.50)	$(0.42)
— diluted (1)(2)	$0.06	$(0.06)	$0.10	$(0.50)	$(0.42)
Weighted average shares outstanding — basic	20,129	18,726	20,072	18,562	19,154
Weighted average shares outstanding — diluted (2)	20,757	18,726	20,716	18,562	19,154
Common book value per share at period end	$5.25	$5.23	$5.25	$5.23	$5.26
Tangible common book value per share at period end	$4.66	$4.60	$4.66	$4.60	$4.65
Preferred shares outstanding at period end (1)	—	62	—	62	—
Common shares outstanding at period end	20,171	19,551	20,171	19,551	19,980

Performance Ratios and Other Data:
Return on average assets (3)	0.35%	0.33%	0.30%	(1.00)%	(0.41)%
Return on average stockholders’ equity (3)	4.84	4.57	4.06	(14.04)	(5.68)
Net interest margin (3)(4)(5)	3.18	3.19	3.19	3.13	3.14
Net interest spread (3)(5)(6)	2.97	3.07	2.99	3.01	3.00
Noninterest income to average assets (3)(7)	0.74	0.81	0.72	0.74	0.77
Noninterest expense to average assets (3)(8)	2.91	3.58	3.00	3.29	3.19
Efficiency ratio (9)	78.81	91.15	82.46	90.20	87.99
Average loan to average deposit ratio	94.88	89.14	94.61	88.54	88.82
Average interest-earning assets to average interest bearing liabilities	105.15	104.27	105.11	104.32	104.58
Intangible assets (10)	$11,998	$12,233	$11,998	$12,233	$12,090

Assets Quality Ratios:
Nonaccrual loans	$4,567	$6,073	$4,567	$6,073	$4,550
Accruing loans 90 days or more delinquent	—	123	—	123	49
Restructured loans	203	90	203	90	153
Other real estate owned	866	1,484	866	1,484	1,842
Net loan charge-offs	388	2,194	1,000	2,530	4,032
Allowance for loan losses to nonperforming loans	258.09%	195.08%	258.09%	195.08%	252.76%
Allowance for loan losses to loans, net of unearned income	1.14	1.36	1.14	1.36	1.25
Nonperforming assets(“NPA’s”) to loans plus NPA’s, net of unearned income	0.52	0.86	0.52	0.86	0.68
Nonaccrual loans to loans, net of unearned income	0.42	0.70	0.42	0.70	0.47
Net loan charge-offs to average loans (3)	0.15	0.93	0.20	0.54	0.43
Net loan charge-offs as a percentage of:
Provision for loan losses	55.43	146.27	76.92	112.44	115.20
Allowance for loan losses (3)	12.64	71.76	16.38	41.60	33.57

(1)—	Earnings per share for the three- and six-month periods ended June 30, 2005 has been calculated on net income (loss) adjusted for preferred stock dividends of $305,000 and the effect of the preferred stock conversion totaling $2,006,000.

(2)—	Common stock equivalents (“CSE’s”) of 1,387,000 and 1,357,000 were not included in computing diluted earnings per share for the three- and six- month periods ended June 30, 2005, respectively. CSE’s of 1,002,000 were not included for the twelve-month period ended December 31, 2005. These CSE’s were not included because their effects were anti-dilutive.

(3)—	Annualized for the three- and six-month periods ended June 30, 2006 and 2005.

(4)—	Net interest income divided by average interest earning assets.

(5)—	Calculated on a taxable equivalent basis.

(6)—	Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(7)—	Noninterest income has been adjusted for certain nonrecurring items such as gain on sale of assets, insurance proceeds, changes in fair value of derivatives and investment security gains(losses).

(8)—	Noninterest expense has been adjusted for certain nonrecurring items such as loss on sale of assets and management separation costs.

(9)—	Efficiency ratio is calculated by dividing noninterest expense, adjusted for management separation costs, losses on other real estate and the loss on sale of assets, by noninterest income, adjusted for gain on sale of branches, insurance proceeds, changes in fair value of derivatives and investment security gains (losses), plus net interest income on a fully tax equivalent basis.

(10)—	Intangible assets as of June 30, 2006 consist of goodwill of $10,336,000, core deposit intangibles, net of amortization, of $1,611,000, and other intangible assets of $51,000.